Exhibit 10.2
                                                             [Execution copy]
==============================================================================



                             5-YEAR CREDIT AGREEMENT

                                   dated as of

                                 March 31, 2006

                                     Between

                           INTERNATIONAL PAPER COMPANY

                            The LENDERS Party Hereto

                                 CITIBANK, N.A.
                              as Syndication Agent

                                -----------------

                         BANC OF AMERICA SECURITIES LLC,
                                 BNP PARIBAS and
                          DEUTSCHE BANK SECURITIES INC.
                             as Documentation Agents

                                -----------------

                             J.P. MORGAN SECURITIES
                                      INC.
                                       and
                         CITIGROUP GLOBAL MARKETS, INC.
                     as Lead Arrangers and Joint Bookrunners

                                -----------------

                            JPMORGAN CHASE BANK, N.A.
                             as Administrative Agent

                                 $1,500,000,000





==============================================================================




                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I  DEFINITIONS ...........................................................................................1

         SECTION 1.01.  Defined Terms.............................................................................1
         SECTION 1.02.  Classification of Loans and Borrowings...................................................15
         SECTION 1.03.  Terms Generally..........................................................................15
         SECTION 1.04.  Accounting Terms and Determinations......................................................16
         SECTION 1.05.  Currencies; Currency Equivalents.........................................................17

ARTICLE II  THE CREDITS..........................................................................................17

         SECTION 2.01.  The Commitments; Borrowings by Approved Borrowers........................................17
         SECTION 2.02.  Loans and Borrowings.....................................................................18
         SECTION 2.03.  Requests for Syndicated Borrowings.......................................................19
         SECTION 2.04.  Competitive Bid Procedure................................................................20
         SECTION 2.05.  Funding of Borrowings....................................................................22
         SECTION 2.06.  Interest Elections.......................................................................23
         SECTION 2.07.  Changes of Commitments...................................................................24
         SECTION 2.08.  Repayment of Loans; Evidence of Debt.....................................................25
         SECTION 2.09.  Prepayment of Loans......................................................................26
         SECTION 2.10.  Fees.....................................................................................28
         SECTION 2.11.  Interest.................................................................................28
         SECTION 2.12.  Alternate Rate of Interest...............................................................29
         SECTION 2.13.  Increased Costs..........................................................................30
         SECTION 2.14.  Break Funding Payments...................................................................31
         SECTION 2.15.  U.S. Taxes...............................................................................32
         SECTION 2.16.  Foreign Taxes............................................................................33
         SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..............................34
         SECTION 2.18.  Mitigation Obligations; Replacement of Lenders...........................................36
         SECTION 2.19.  Extension of Commitment Termination Date.................................................37

ARTICLE III  REPRESENTATIONS AND WARRANTIES......................................................................38

         SECTION 3.01.  Corporate Existence......................................................................38
         SECTION 3.02.  Financial Condition......................................................................39
         SECTION 3.03.  Litigation...............................................................................39
         SECTION 3.04.  No Breach................................................................................39
         SECTION 3.05.  Corporate Action of the Company..........................................................39
         SECTION 3.06.  Approvals................................................................................39
         SECTION 3.07.  Use of Loans.............................................................................39
         SECTION 3.08.  ERISA ...................................................................................40
         SECTION 3.09.  Taxes ...................................................................................40
         SECTION 3.10.  Investment Company Act...................................................................40
         SECTION 3.11.  Credit Agreements........................................................................40
         SECTION 3.12.  Hazardous Materials and Environmental Matters............................................40
         SECTION 3.13.  Full Disclosure..........................................................................41
         SECTION 3.14.  Existence of Approved Borrowers..........................................................41
         SECTION 3.15.  No Breach................................................................................41
         SECTION 3.16.  Corporate Action.........................................................................42
         SECTION 3.17.  Approvals................................................................................42
         SECTION 3.18.  Taxes on Payments of Approved Borrowers..................................................42

ARTICLE IV  GUARANTEE  ..........................................................................................42

         SECTION 4.01.  Guarantee................................................................................42
         SECTION 4.02.  Obligations Unconditional................................................................42
         SECTION 4.03.  Reinstatement............................................................................43
         SECTION 4.04.  Subrogation..............................................................................43
         SECTION 4.05.  Remedies.................................................................................44
         SECTION 4.06.  Continuing Guarantee.....................................................................44

ARTICLE V  CONDITIONS   .........................................................................................44

         SECTION 5.01.  Effective Date...........................................................................44
         SECTION 5.02.  Initial Loan to any Approved Borrower....................................................45
         SECTION 5.03.  Each Credit Event........................................................................46

ARTICLE VI  COVENANTS OF THE COMPANY.............................................................................46

         SECTION 6.01.  Financial Statements.....................................................................47
         SECTION 6.02.  Litigation...............................................................................48
         SECTION 6.03.  Corporate Existence, Etc.................................................................48
         SECTION 6.04.  Insurance................................................................................49
         SECTION 6.05.  Use of Proceeds..........................................................................49
         SECTION 6.06.  Prohibition of Fundamental Changes.......................................................49
         SECTION 6.07.  Limitation on Liens......................................................................50
         SECTION 6.08.  Total Debt to Total Capital Ratio........................................................52
         SECTION 6.09.  Minimum Consolidated Net Worth...........................................................52

ARTICLE VII  EVENTS OF DEFAULT ..................................................................................52


ARTICLE VIII  THE ADMINISTRATIVE AGENT...........................................................................55


ARTICLE IX  MISCELLANEOUS  ......................................................................................57

         SECTION 9.01.  Notices..................................................................................57
         SECTION 9.02.  Waivers; Amendments......................................................................58
         SECTION 9.03.  Expenses; Indemnity; Damage Waiver.......................................................59
         SECTION 9.04.  Successors and Assigns...................................................................60
         SECTION 9.05.  Survival.................................................................................63
         SECTION 9.06.  Counterparts; Integration; Effectiveness.................................................63
         SECTION 9.07.  Severability.............................................................................63
         SECTION 9.08.  Right of Setoff..........................................................................63
         SECTION 9.09.  Governing Law; Jurisdiction; Etc.........................................................64
         SECTION 9.10.  Waiver Of Jury Trial.....................................................................64
         SECTION 9.11.  Headings.................................................................................65
         SECTION 9.12.  Treatment of Certain Information; Confidentiality........................................65
         SECTION 9.13.  European Monetary Union..................................................................66
         SECTION 9.14.  Judgment Currency........................................................................68
         SECTION 9.15.  USA PATRIOT Act..........................................................................68


SCHEDULE I       -  Commitments
SCHEDULE II      -  Material Agreements
SCHEDULE III     -  Approved Borrowers
SCHEDULE IV      -  MCR COST
SCHEDULE V       -  Existing Liens
SCHEDULE VI      -  Excluded Assets

EXHIBIT A        - Form of Assignment and Assumption
EXHIBIT B-1      - Form of Opinion of Counsel to the Company
EXHIBIT B-2      - Form of Opinion of Counsel to any Approved Borrower
EXHIBIT C        - Form of Opinion of Special New York Counsel to JPMorgan
EXHIBIT D-1      - Form of Designation Letter
EXHIBIT D-2      - Form of Termination Letter

         5-Year CREDIT AGREEMENT dated as of March 31, 2006, between INTERNATIONAL PAPER COMPANY, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

         The Company has requested that the Lenders (as hereinafter defined) make loans to the Company and to Approved Borrowers (as so defined) in an aggregate principal amount not exceeding $1,500,000,000 at any one time outstanding. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Additional Margin" means, with respect to any Loan, the rate per annum specified under the caption "Additional Margin" in the table contained in the definition of "Applicable Rate" in this Section or otherwise determined in accordance with such definition.

         "Adjusted Eurocurrency Rate" means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurocurrency Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

         "Administrative Agent" means JPMCB, in its capacity as Administrative Agent for the Lenders hereunder.

         "Administrative Agent's Account" means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Company and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agreed Foreign Currency" means, at any time, any of English Pounds Sterling, Euros, Swedish Kroner, Swiss Francs, Japanese Yen, and, with the agreement of the Required Lenders, any other Foreign Currency, so long as, in respect of any such specified Currency or other Foreign Currency, at such time
(a) such Currency is dealt with in the London interbank deposit market, (b) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Currency by any Lender for making any Loan hereunder and/or to permit the Company to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

         "Alternate Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the rate of interest announced publicly by JPMCB in New York, New York, from time to time, as JPMCB's prime rate and (b) 0.50% per annum above the Federal Funds Effective Rate. Each change in any interest rate provided for herein based upon the Alternate Base Rate resulting from a change in the Alternate Base Rate shall take effect at the time of such change in the Alternate Base Rate.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, for any day, with respect to the facility fees payable hereunder, or with respect to any Syndicated Loan, as the case may be, the applicable rate per annum set forth below under the caption "Facility Fee" or "Eurocurrency Margin" and/or "Additional Margin", respectively, based upon the long-term debt ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


===================================================================================================
    Long-term debt rating
         S&P/Moody's                Facility Fee       Eurocurrency Margin     Additional Margin
---------------------------------------------------------------------------------------------------
            A-/A3                      8.0 bps               22.0 bps              10.0 bps
           or above
---------------------------------------------------------------------------------------------------
          BBB+/Baa1                    9.0 bps               31.0 bps              10.0 bps

---------------------------------------------------------------------------------------------------
           BBB/Baa2                   10.0 bps               40.0 bps              10.0 bps

---------------------------------------------------------------------------------------------------
          BBB-/Baa3                   12.5 bps               50.0 bps              12.5 bps

---------------------------------------------------------------------------------------------------
           BB+/Ba1                    17.5 bps               70.0 bps              12.5 bps
           or lower
===================================================================================================


         For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in the lowest category in the schedule above; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different categories in the schedule above, the Applicable Rate shall be based on the higher of the two ratings; (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency; and (iv) if any Event of Default shall have occurred and be continuing, each of Moody's and S&P shall be deemed to have established a rating in the lowest category in the schedule above. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company (on its own behalf and on behalf of each Approved Borrower) and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Approved Borrower" means (i) each of the entities set forth on
Schedule III and (ii) any Wholly Owned Consolidated Subsidiary of the Company as to which a Designation Letter has been delivered to the Administrative Agent and as to which a Termination Letter shall not have been delivered to the Administrative Agent, which Subsidiary has been approved as a borrower hereunder by the Administrative Agent, all in accordance with Section 2.01(b).

         "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee pursuant to Section 9.04, in substantially the form of Exhibit A.

         "Aussedat Rey" means Aussedat Rey S.A., a French corporation.

         "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowers" means the Company and each Approved Borrower.

         "Borrowing" means (a) all ABR Loans made, converted or continued on the same date or (b) all Syndicated Eurocurrency Loans or Competitive Loans of the same Class, Type and Currency that have the same Interest Period (or any single Competitive Loan that does not have the same Interest Period as any other Competitive Loan of the same Type and Currency). For purposes hereof, the date of a Syndicated Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.

         "Borrowing Request" means a request by a Borrower for a Syndicated Borrowing in accordance with Section 2.03.

         "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a Competitive Bid Request or Competitive Bid for a Competitive Eurocurrency Loan (other than any such Loan denominated in Euros), or to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing (other than any such Borrowing denominated in Euros), or to a notice by the Company with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also (i) a day (other than a Saturday or Sunday) on which commercial banks are open for general business in London and (ii) if the applicable Currency is an Agreed Foreign Currency (other than Euros) that is also a day on which commercial banks are open for general business in the Principal Financial Center for such Currency and (c) if such day relates to a Competitive Bid Request or Competitive Bid for a Competitive Eurocurrency Loan denominated in Euros, or to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in Euros, or to a notice by the Company with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a Target Operating Day.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Loans or Competitive Loans.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Syndicated Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be reduced from time to time pursuant to Section 2.07 or pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $1,500,000,000.

         "Commitment Termination Date" means March 31, 2011, subject to extension as provided in Section 2.19.

         "Commitment Utilization Day" means (a) any day on which the aggregate outstanding principal amount of Loans shall exceed 50% of the then-current Commitments and (b) any day after the Commitment Termination Date during which the Loans have been extended as provided in Section 2.19.

         "Company" means International Paper Company, a New York corporation.

         "Competitive", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.04.

         "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

         "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

         "Competitive Bid Request" means a request by a Borrower for Competitive Bids in accordance with Section 2.04.

         "Consolidated Net Worth" means, as at any time, the sum of the following for the Company and its Consolidated Subsidiaries determined on a consolidated basis (without duplication) in accordance with GAAP:

                  (a) the amount of capital stock; plus

                  (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus

                  (c) the cost of treasury shares.

provided, however, the foregoing calculation shall not take into account any impairment of goodwill arising under FASB 142.

         "Consolidated Subsidiary" means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Currency" means Dollars or any Foreign Currency.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Designation Letter" has the meaning assigned to such term in Section 2.01(b).

         "Dollar Equivalent" means, with respect to any Borrowing denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Borrowing on the date two Business Days prior to the date of such Borrowing (or, in the case of any determination made under Section 2.09(b) or redenomination under the last sentence of Section 2.17(a), on the date of determination or redenomination therein referred to), based upon the spot selling rate at which the Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

         "Dollars" or "$" refers to lawful money of the United States of America.

         "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (or waived in accordance with Section 9.02).

         "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

         "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to (a) in the case of a Syndicated Loan or Borrowing, the Adjusted Eurocurrency Rate, or (b) in the case of a Competitive Loan or Borrowing, the Eurocurrency Rate.

         "Eurocurrency Rate" means, for the Interest Period for any Eurocurrency Borrowing denominated in any Currency, the rate appearing on the Screen at the Specified Time on the Quotation Date for such Currency, as IBOR for deposits denominated in such Currency with a maturity comparable to such Interest Period. In the event that such rate is not available on the Screen at such Specified Time for any reason, then, unless the last sentence of Section 9.13(e) is applicable, the Eurocurrency Rate for such Interest Period shall be the rate at which deposits in such Currency in the amount of $5,000,000 (or its equivalent in the applicable Foreign Currency) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at the Specified Time on the Quotation Date; provided that the Eurocurrency Rate for any Eurocurrency Borrowing for any Interest Period denominated in Sterling shall be increased by the MCR Cost.

         "Eur-IBOR" means for Euros, the rate at which deposits denominated in Euros are offered to leading banks in the Brussels interbank market.

         "Euros" has the meaning assigned to such term in Section 9.13(a).

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Excluded Assets" means the assets of the Company and its Subsidiaries set forth in Schedule VI.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 2.15(a).

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such date (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by JPMCB from three Federal funds brokers of recognized standing selected by it.

         "Fixed Rate" means, with respect to any Competitive Loan (other than a Competitive Eurocurrency Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

         "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

         "Foreign Currency" means at any time any currency other than Dollars.

         "Foreign Currency Equivalent" means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

         "Foreign Jurisdiction" means any jurisdiction other than the United States of America, a State thereof, the District of Columbia or any political subdivision of any of the foregoing.

         "Foreign Lender" means any Lender that is organized under the laws of a Foreign Jurisdiction.

         "Foreign Taxes" means, with respect to any Approved Borrower organized under a Foreign Jurisdiction, all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by such Foreign Jurisdiction, or any political subdivision or taxing authority thereof or therein, or by any federal or other association of or with which such Foreign Jurisdiction may be a member or associated, on or in respect of this Agreement, the Loans made to such Approved Borrower, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof, excluding, however income taxes imposed upon the overall net income of any Lender organized under the laws of such Foreign Jurisdiction and having an applicable lending office in such Foreign Jurisdiction.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.04, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

         "Guaranteed Obligations" has the meaning assigned to such term in
Section 4.01.

         "Guarantor" means the Company in its capacity as the guarantor under
Article IV.

         "IBOR" means (a) for all Currencies other than Euros, LIBOR and (b) for Euros, Eur-IBOR.

         "Indebtedness" means, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and
(f) Indebtedness of others Guaranteed by such Person.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

         "Interest Election Request" means a request by a Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.06.

         "Interest Payment Date" means the Commitment Termination Date and (a) with respect to any ABR Loan, each Quarterly Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period for a Eurocurrency Loan that is more than three months long, each day prior to the last day of such Interest Period that occurs at intervals of three months after the first day of such Interest Period and
(c) with respect to any Fixed Rate Loan, the last day of the Interest Period therefor and, in the case of any Interest Period for a Fixed Rate Loan that is more than 90 days long (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Loan.

         "Interest Period" means:

                  (a) for any Borrowing (other than an ABR Borrowing), the Interest Period of the Loan or Loans constituting such Borrowing;

                  (b) for any Syndicated Eurocurrency Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, with respect to such portion of any Syndicated Eurocurrency Loan denominated in a Foreign Currency that is scheduled to be repaid on the Commitment Termination Date, a period of less than one month's duration commencing on the date of such Loan and ending on the Commitment Termination Date, as specified in the applicable Borrowing Request or Interest Election Request;

                  (c) for any Competitive Eurocurrency Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (provided that in no event shall any such Interest Period end after the Commitment Termination Date) or, with respect to such portion of any Competitive Eurocurrency Loan denominated in a Foreign Currency that is scheduled to be repaid on the Commitment Termination Date, a period of less than one month's duration commencing on the date of such Loan and ending on the Commitment Termination Date, as specified in the applicable Competitive Bid Request; and

                  (d) for any Fixed Rate Loan, the period (which shall not be less than 30 days or more than 360 days) commencing on the date of such Loan and ending on the date specified in the applicable Competitive Bid Request (provided that in no event shall any Interest Period for a Fixed Rate Loan end after the Commitment Termination Date);

provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurocurrency Borrowing (other than an Interest Period pertaining to a Eurocurrency Borrowing denominated in a Foreign Currency that ends on the Commitment Termination Date that is permitted to be of less than one month's duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, in the case of a Syndicated Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

         "IPISA" means International Paper Investments S.A., a French corporation.

         "JPMCB" means JPMorgan Chase Bank, N.A.

         "Kwidzyn" means International Paper Kwidzyn S.A., a Polish joint stock company.

         "Kwidzyn Entity" means (i) Kwidzyn, (ii) Kwidzyn France, as long as it holds no assets other than (A) interests in Kwidzyn, (B) cash and cash equivalents and (C) "political risk" insurance policies with respect to Kwidzyn, and (iii) International Paper Investments (Poland), Inc., a Delaware corporation, as long as it holds no assets other than (A) interests in and contracts with Kwidzyn, (B) unless Kwidzyn France is not then a Kwidzyn Entity, interests in Kwidzyn France and (C) cash and cash equivalents.

         "Kwidzyn France" means Celouse et Papiers de Pologne, S.A., a French corporation.

         "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

         "LIBOR" means for all Currencies other than Euros, the rate at which deposits denominated in such Currency are offered to leading banks in the London interbank market.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

         "Local Time" means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

         "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the Eurocurrency Rate, the marginal rate of interest, if any, to be added to or subtracted from the Eurocurrency Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

         "Margin Stock" means margin stock within the meaning of Regulations U and X.

         "Material Adverse Effect" means a material adverse change in, or material adverse effect on, the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         "Material Subsidiary" means any Subsidiary of the Company that (a) is an Approved Borrower or (b) has total assets equal to 5% or more of Consolidated Net Worth.

         "Maturity Date" means the Commitment Termination Date (and if such date is not a Business Day, then the next preceding Business Day).

         "MCR Cost" means, with respect to any Lender, the cost imputed to such Lender of compliance with the Mandatory Cost Rate requirements of the Bank of England during the relevant period, determined in accordance with Schedule IV.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Non-Excluded Assets" means all assets of the Company and its Subsidiaries other than Excluded Assets.

         "Obligors" means the Borrowers and the Guarantor.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Principal Financial Center" means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

         "Project Indebtedness" means (i) Indebtedness of any Kwidzyn Entity or
(ii) Indebtedness of the Company, IPISA or Aussedat Rey that constitutes Indebtedness of such Person due solely to the pledge, on a non-recourse basis, by such Person of Indebtedness or capital stock of any Kwidzyn Entity held by such Person to secure Indebtedness of any Kwidzyn Entity to any other Person or Persons or (iii) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or development of Project Assets (as defined in Section 6.07(h)); provided in the case of this clause (iii) that (x) such Indebtedness is non-recourse to any other assets and (y) the aggregate principal amount of such Indebtedness may at no time exceed $200,000,000.

         "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

         "Quotation Date" means, for the Interest Period for any Eurocurrency Borrowing denominated in any Currency the date two Business Days prior to the commencement of such Interest Period, provided that if market practice differs in the relevant interbank market for any Foreign Currency, the "Quotation Date" for such Foreign Currency shall be determined by the Administrative Agent in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one day, the "Quotation Date" shall be the last of such days).

         "Register" has the meaning assigned to such term in Section 9.04.

         "Regulations D, U and X" means, respectively, Regulations D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time (provided that, and for all purposes after the Loans become due and payable pursuant to
Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders).

         "Revolving Credit Exposure" means, with respect to any Lender at any time, the aggregate outstanding principal amount of such Lender's Syndicated Loans at such time.

         "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

         "Screen" means, for any Currency, the relevant display page for IBOR for such Currency (as determined by the Administrative Agent) on the Telerate Service; provided that, if the Administrative Agent determines that there is no such relevant display page for IBOR for such Currency, "Screen" shall mean the relevant display page for IBOR for such Currency (as determined by the Administrative Agent) on the Reuter Monitor Money Rates Service. As of the date hereof, the relevant display page for IBOR for all Currencies other than Euros is Page 3750, and the relevant display page for IBOR for Euros is Page 248.

         "Specified Time" means, for the Interest Period for any Eurocurrency Borrowing denominated in any Currency, (a) for all Currencies other than English Pounds Sterling or Euros, approximately 11:00 a.m., London time, on the relevant Quotation Date, (b) for English Pounds Sterling, approximately 11:00 a.m., London time, on the relevant Quotation Date and (c) for Euros, approximately 11:00 a.m., Brussels time, on the relevant Quotation Date.

         "Statutory Reserve Rate" means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subsidiary" means, as to any Person, (a) any corporation of which at least a majority of the outstanding shares of stock whose class or classes have by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an ownership or controlling interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%. "Wholly Owned Subsidiary" means any Subsidiary of which all of such shares or ownership interests, other than (in the case of a corporation) directors' qualifying shares, are so owned or controlled.

         "Syndicated Loan" means a Loan made pursuant to Section 2.01.

         "Tangible Assets" means, at any time, Total Assets minus the sum of the items identified in clause (c) of the definition in this Section 1.01 of the term "Tangible Net Worth".

         "Tangible Net Worth" means, as at any time, the sum of the following for the Company and its Consolidated Subsidiaries determined on a consolidated basis (without duplication) in accordance with GAAP:

                  (a) the amount of capital stock; plus

                  (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus

                  (c) the sum of the following: cost of treasury shares and the book value of all assets of the Company and its Consolidated Subsidiaries which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 2003 (other than any write-up, at the time of its acquisition, in the book value of any asset acquired subsequent to December 31, 2003).

         "Target Operating Day" has the meaning assigned to such term in
Section 9.13(a).

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Termination Letter" has the meaning assigned to such term in Section 2.01(b).

         "Total Assets" means, at any time, the total assets of the Company and its Consolidated Subsidiaries at such time determined on a consolidated basis (without duplication) in accordance with GAAP.

         "Total Capital" means, at any date, Consolidated Net Worth plus Total Debt each determined as of such date.

         "Total Debt" means, at any time, the aggregate outstanding principal amount of all Indebtedness of the Company and its Consolidated Subsidiaries at such time determined on a consolidated basis (without duplication) in accordance with GAAP.

         "2004 Credit Agreement" means the 5-Year Credit Agreement dated as of March 30, 2004 between the Company, each of the lenders party thereto and JPMCB, as Administrative Agent.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted Eurocurrency Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the Eurocurrency Rate or a Fixed Rate.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Syndicated Loan"), by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Syndicated Eurocurrency Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Syndicated Borrowing"), by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Syndicated Eurocurrency Borrowing"). Loans and Borrowings may also be identified by Currency.

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. Accounting Terms and Determinations.

         (a) Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared in accordance with generally accepted accounting principles applied on a basis consistent with that used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, until the first financial statements are delivered under Section 6.01, shall mean the financial statements referred to in Section 3.02). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with that used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 6.01 unless
(i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 6.01, shall mean the financial statements referred to in Section 3.02).

         (b) Descriptions of Material Variations. The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 6.01 a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above and reasonable estimates of the difference between such statements arising as a consequence thereof.

         (c) Changes of Fiscal Years. To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively, without giving prior notice of such change to each Lender and the Administrative Agent.

         SECTION 1.05. Currencies; Currency Equivalents. At any time, any reference in the definition of the term "Agreed Foreign Currency" or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.09(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing, together with all other Borrowings then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Commitments, (ii) the aggregate unutilized amount of the Commitments and (iii) the outstanding aggregate principal amount of Borrowings, the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term "Borrowing"). Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).


                                   ARTICLE II

                                  THE CREDITS

         SECTION 2.01. The Commitments; Borrowings by Approved Borrowers.

         (a) The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Syndicated Loans in Dollars or in any Agreed Foreign Currency to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Syndicated Loans.

         (b) Borrowings by Approved Borrowers. The Company may, at any time or from time to time during the Availability Period, designate one or more Wholly Owned Consolidated Subsidiaries as Borrowers hereunder by furnishing to the Administrative Agent not less than 10 days prior to the proposed effective date therefor, a letter (a "Designation Letter") in duplicate, substantially in the form of Exhibit D-1, duly completed and executed by the Company and such Subsidiary. Following the delivery of a Designation Letter pursuant to this
Section 2.01(b), the Company shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations. Upon approval by the Administrative Agent (which approval shall not be unreasonably withheld, delayed or conditioned) of such Subsidiary as an Approved Borrower, which approval shall be evidenced by the Administrative Agent signing and returning to the Company a copy of such Designation Letter, such Subsidiary shall be an Approved Borrower. If the Company shall designate as an Approved Borrower hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Administrative Agent and the Company, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Approved Borrower (and such Lender shall, to the extent of Loans made to such Approved Borrower, be deemed for all purposes hereof to have pro tanto assigned such Loans to such Affiliate in compliance with the provisions of Section 9.04), provided that, such Affiliate is not entitled at the time of designation to any greater payment under Section 2.16 than such Lender. So long as all principal and interest on all Loans of any Approved Borrower and all other amounts payable by such Approved Borrower hereunder have been paid in full, the Company may terminate its status as an Approved Borrower hereunder by furnishing to the Administrative Agent a letter (a "Termination Letter"), substantially in the form of Exhibit D-2, duly completed and executed by the Company and such Approved Borrower. Any Termination Letter furnished in accordance with this Section shall be effective upon receipt by the Administrative Agent. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Approved Borrower shall not affect any obligation of such Approved Borrower theretofore incurred.

         SECTION 2.02. Loans and Borrowings.

         (a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Currency and Type made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in
Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Type of Loans. Subject to Section 2.12, (i) each Syndicated Borrowing shall be constituted entirely of ABR Loans or of Eurocurrency Loans denominated in a single Currency as the respective Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be constituted entirely of Eurocurrency Loans or Fixed Rate Loans denominated in a single Currency as the respective Borrower may request in accordance herewith. Each ABR Loan shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

         (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of the Interest Period for any Syndicated Borrowing, such Syndicated Borrowing shall be in an aggregate amount of $15,000,000 or a larger multiple of $1,000,000 (or, in either case, the U.S. Dollar Equivalent thereof); provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount equal to $15,000,000 or a larger multiple of $1,000,000 (or, in either case, the U.S. Dollar Equivalent thereof). Borrowings of more than one Class, Currency and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen Syndicated Eurocurrency Borrowings outstanding.

         (d) Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert to or continue as a Syndicated Eurocurrency Borrowing, any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

         SECTION 2.03. Requests for Syndicated Borrowings. To request a Syndicated Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Syndicated Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Syndicated Eurocurrency Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company (on its own behalf or, as applicable, on behalf of an Approved Borrower). Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrower and the aggregate amount and Currency of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) in the case of a Syndicated Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

                  (iv) in the case of a Syndicated Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

                  (v) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be an ABR Borrowing unless an Agreed Foreign Currency has been specified, in which case the requested Syndicated Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency. If no Interest Period is specified with respect to any requested Syndicated Eurocurrency Borrowing, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be made instead as an ABR Borrowing, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the respective Borrower shall be deemed to have selected an Interest Period of one month's duration. If no election as to the Currency of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Competitive Bid Procedure.

         (a) Requests for Bids by the Borrowers. Subject to the terms and conditions set forth herein, from time to time during the Availability Period a Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans denominated in Dollars or in any Foreign Currency; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, a Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, four Business Days (or, in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, 11:00 a.m., London time, five Business Days) before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time (or, in the case of a Fixed Rate Borrowing denominated in a Foreign Currency, 10:00 a.m., London time), two Business Days before the date of the proposed Borrowing; provided that the Borrowers may in the aggregate submit up to (but not more than) three Competitive Bid Requests on the same day, and a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company (on behalf of itself or, as applicable, an Approved Borrower). Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrower and the aggregate amount and Currency of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

                  (iv) the Interest Period for such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

         (b) Making of Bids by Lenders. Each Lender may (but shall not have any obligation to) make one or more Competitive Bids in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Competitive Eurocurrency Borrowing, not later than 9:30 a.m, New York City time, three Business Days (or, in the case of a Competitive Eurocurrency Borrowing denominated in a Foreign Currency, 9:30 a.m, London time, four Business Days) before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m, New York City time (or, in the case of a Fixed Rate Borrowing denominated in a Foreign Currency, 9:30 a.m, London time), on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender of such rejection as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be $15,000,000 or a larger multiple of $1,000,000 (or, in either case, the U.S. Dollar Equivalent thereof) and which may equal the entire principal amount of the Competitive Borrowing requested by the respective Borrower) of the Competitive Loan or Loans that such Lender is willing to make, (ii) the Competitive Bid Rate or Competitive Bid Rates at which such Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period for each such Loan and the last day thereof.

         (c) Notification of Bids by Administrative Agent. The Administrative Agent shall promptly notify the respective Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

         (d) Acceptance of Bids by the Borrowers. Subject only to the provisions of this paragraph, a Borrower may accept or reject any Competitive Bid. Such Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent such Borrower has decided to accept or reject each Competitive Bid, in the case of a Competitive Eurocurrency Borrowing, not later than 10:30 a.m, New York City time, three Business Days (or, in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, 2:00 p.m., London time, four Business Days) before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m, New York City time (or, in the case of a Fixed Rate Borrowing denominated in a Foreign Currency, 10:30 a.m, London time), on the proposed date of the Competitive Borrowing; provided, that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) of this proviso, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) of this proviso, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a principal amount of $15,000,000 or a larger multiple of $1,000,000 (or, in either case, the U.S. Dollar Equivalent thereof); provided further that if a Competitive Loan must be in an amount less than $15,000,000 because of the provisions of clause (iv) of the first proviso of this paragraph, such Competitive Loan may be in an amount of $1,000,000 or any multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to such clause (iv) the amounts shall be rounded to multiples of $1,000,000 in a manner determined by the Company. A notice given by any Borrower pursuant to this paragraph shall be irrevocable.

         (e) Notification of Acceptances by the Administrative Agent. The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

         (f) Bids by the Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the respective Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

         (g) Continuing Obligations of Lenders. The extension of any Competitive Loan by any Lender shall not constitute utilization of such Lender's Commitment hereunder, and such Lender shall remain obligated (as provided in Section 2.17(c)) to make Loans in an amount equal to its pro rata share of the aggregate Commitments under this Agreement, provided that in no event shall the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time exceed the total Commitments.

         SECTION 2.05. Funding of Borrowings.

         (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the respective Borrower by promptly crediting the amounts so received, in like funds, to an account maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request.

         (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.06. Interest Elections.

         (a) Elections by Borrowers for Syndicated Borrowings. Each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Syndicated Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, a Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Syndicated Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a Syndicated Borrowing denominated in one Currency may not be continued as, or converted to, a Syndicated Borrowing in a different Currency, (ii) no Syndicated Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the aggregate Commitments, and (iii) a Syndicated Eurocurrency Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

         (b) Notice of Elections. To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company (on behalf of itself or, as applicable, on behalf of an Approved Borrower).

         (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

                  (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

If any such Interest Election Request requests a Eurocurrency Borrowing (whether denominated in Dollars or a Foreign Currency) but does not specify an Interest Period, then the respective Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Notice by the Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) Failure to Elect; Events of Default. If a Borrower fails to deliver a timely Interest Election Request with respect to a Syndicated Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing, and (ii) if such Borrowing is denominated in a Foreign Currency, the Company shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (A) no outstanding Syndicated Borrowing denominated in Dollars may be converted to or continued as a Syndicated Eurocurrency Borrowing, (B) unless repaid, each Syndicated Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period therefor and (C) no outstanding Syndicated Eurocurrency Borrowing denominated in a Foreign Currency may have an Interest Period of more than one month's duration.

         SECTION 2.07. Changes of Commitments.

         (a) Scheduled Termination. Unless previously terminated the aggregate amount of the Commitments shall terminate on the Commitment Termination Date.

         (b) Voluntary Termination or Reduction. The Company may at any time terminate or from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is $15,000,000 or a larger multiple of $1,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Syndicated Loans in accordance with Section 2.09, the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

         (c) Notice of Voluntary Termination or Reduction. The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

         (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.08. Repayment of Loans; Evidence of Debt.

         (a) Repayment. Each Borrower hereby unconditionally promises to pay the Loans as follows:

                  (i) to the Administrative Agent for account of the Lenders the outstanding principal amount of the Syndicated Loans made to such Borrower on the Maturity Date, and

                  (ii) to the Administrative Agent for account of the respective Lender the then unpaid principal amount of each Competitive Loan of such Lender made to such Borrower on the last day of the Interest Period therefor.

                  (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the respective Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If a Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of such Borrower and, second, to other Borrowings of such Borrower in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first), and for these purposes, Competitive Loans shall be deemed to be in the same Class as Syndicated Loans. Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (c) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) Maintenance of Loan Accounts by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and
         (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

                  (e) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of a Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (f) Promissory Notes. Any Lender may request that Loans made by it to a Borrower be evidenced by a promissory note. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.09. Prepayment of Loans.

         (a) Optional Prepayments. Each Borrower shall have the right at any time and from time to time to prepay any Borrowing made to it in whole or in part, subject to the requirements of this Section; provided that no Borrower shall have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

         (b) Mandatory Prepayments.

                  (i) Determination of Amount Outstanding. On each Quarterly Date and promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the sum of the aggregate Revolving Credit Exposure plus the aggregate outstanding principal amount of all Competitive Loans. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Company thereof.

                  (ii) Prepayment. If, on the date of such determination such sum exceeds 105% of the aggregate amount of the Commitments as then in effect, the Borrowers shall, if requested by the Required Lenders (through the Administrative Agent), prepay the Syndicated Loans and Competitive Loans in such amounts as shall be necessary so that after giving effect thereto the sum of the aggregate Revolving Credit Exposure plus the aggregate outstanding principal amount of all Competitive Loans does not exceed the Commitments.

For purposes hereof, "Currency Valuation Notice" means a notice given by the Required Lenders to the Administrative Agent stating that such notice is a "Currency Valuation Notice" and requesting that the Administrative Agent determine the sum of the aggregate Revolving Credit Exposure plus the aggregate outstanding principal amount of all Competitive Loans. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period. Any prepayment pursuant to this paragraph shall be applied, first, to Syndicated Loans outstanding and second, to Competitive Loans outstanding.

         (c) Notices, Etc. Each Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any optional prepayment to be made by it hereunder (i) in the case of prepayment of a Syndicated Eurocurrency Borrowing or of a Competitive Borrowing, not later than 11:00 a.m., New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 11:00 a.m., London time), two Business Days before the date of prepayment or
(ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Syndicated Borrowing or Competitive Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.11 and shall be made in the manner specified in Section 2.08(b).

         SECTION 2.10. Fees.

         (a) Facility Fee. The Company agrees to pay to the Administrative Agent for account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) Administrative Agent Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

         (c) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.11. Interest.

         (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus for any Commitment Utilization Day, the Additional Margin.

         (b) Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Syndicated Eurocurrency Borrowing, the Adjusted Eurocurrency Rate for the Interest Period for such Borrowing plus the Applicable Rate plus in each case for any Commitment Utilization Day, the applicable Additional Margin or (ii) in the case of a Competitive Eurocurrency Borrowing, the Eurocurrency Rate for the Interest Period for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

         (c) Fixed Rate Loans. Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate plus for any Commitment Utilization Day, the Additional Margin.

         (d) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

         (e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Syndicated Loans, upon the termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Syndicated Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

         (f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest in respect of Eurocurrency Borrowings denominated in English Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the base rate of JPMCB shall be computed on the basis of a year of 365 days (or 366 days in a leap year); interest shall in each case be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Eurocurrency Rate or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing (the Currency of such Borrowing herein called the "Affected Currency"):

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate (in the case of a Syndicated Eurocurrency Borrowing) or the Eurocurrency Rate (in the case of a Competitive Eurocurrency Borrowing) for the Affected Currency for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Competitive Eurocurrency Borrowing, any Lender that is required to make such Loan) that the Adjusted Eurocurrency Rate (in the case of a Syndicated Eurocurrency Borrowing) or the Eurocurrency Rate (in the case of a Competitive Eurocurrency Borrowing) for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Syndicated Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective and, if the Affected Currency is Dollars, such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Syndicated Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing, (iii) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Syndicated Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective and (iv) any request by a Borrower for a Competitive Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by a Borrower for Competitive Eurocurrency Borrowings denominated in the Affected Currency may be made to Lenders that are not affected thereby, and (b) the provisions of this Section shall not apply to any determination of the Adjusted Eurocurrency Rate or the Eurocurrency Rate (as the case may be) for the Interest Period for any Eurocurrency Borrowing if the applicable Eurocurrency Rate is available on the Screen as contemplated by the first sentence of the definition of "Eurocurrency Rate".

         SECTION 2.13. Increased Costs.

         (a) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan or Fixed Rate Loan to any Borrower (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the respective Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and setting forth calculations of such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error. The respective Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

         (e) Competitive Loans. Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this
Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

         SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan of any Borrower other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Syndicated Eurocurrency Loan of any Borrower other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan of any Borrower on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(c) and is revoked in accordance herewith), (d) the failure by any Borrower to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan or (e) the assignment of any Syndicated Eurocurrency Loan or Fixed Rate Loan of any Borrower other than on the last day of an Interest Period therefor as a result of a request by the Company pursuant to Section 2.18, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

         In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted Eurocurrency Rate for such Currency (in the case of a Syndicated Eurocurrency Loan) or the Eurocurrency Rate for such Currency (in the case of a Competitive Eurocurrency Loan) for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the eurocurrency market at the commencement of such period. No Borrower shall be responsible for losses described in this
Section 2.14 arising more than six (6) months prior to its receipt of notice of such determination by the respective Lender requesting compensation for such loss. Such notice, to be effective, shall be accompanied by a calculation of such losses in reasonable detail. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The respective Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.15. U.S. Taxes.

         (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) Payment of Other Taxes by the Borrowers. In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Indemnification by the Company. The Company shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the United States of America, or any treaty to which the United States of America is a party, with respect to payments under this Agreement by any Borrower shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments by such Borrower to be made without withholding or at a reduced rate.

         SECTION 2.16. Foreign Taxes.

         (a) Payments to be Made Free and Clear of Foreign Taxes. All payments on account of the principal of and interest on the Loans, fees and all other amounts payable hereunder by any Approved Borrower organized under a Foreign Jurisdiction to or for the account of the Administrative Agent or any Lender, including amounts payable under paragraph (b) of this Section, shall be made free and clear of and without reduction or liability for Foreign Taxes. Such Approved Borrower will pay all Foreign Taxes applicable to it, without charge to or offset against any amount due to the Administrative Agent or any Lender, prior to the date on which penalties attach thereto, except for any such Foreign Taxes (other than Foreign Taxes imposed on or in respect of any amount payable by such Approved Borrower hereunder) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, so long as no claim for such Foreign Taxes is made on the Administrative Agent or any Lender.

         (b) Indemnification by Approved Borrowers. Each Approved Borrower organized under a Foreign Jurisdiction shall indemnify the Administrative Agent and each Lender against, and reimburse the Administrative Agent and each Lender on demand for, any Foreign Taxes applicable to it and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Administrative Agent or such Lender may incur at any time arising out of or in connection with any failure of such Approved Borrower to make any payment of Foreign Taxes when due.

         (c) Gross-Up for Foreign Taxes. In the event that any Approved Borrower organized under a Foreign Jurisdiction is required by applicable law, decree or regulation to deduct or withhold Foreign Taxes from any amounts payable on, under or in respect of this Agreement or the Loans made to it, such Approved Borrower shall (to the fullest extent permitted by applicable law) promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Foreign Taxes, to enable such Person to receive from such Approved Borrower on the due date thereof, an amount equal to the full amount stated to be payable to such Person under this Agreement. Each Lender shall provide to such Approved Borrower such forms or certificates as such Approved Borrower may reasonably request to establish such Lender's entitlement to an exemption from or reduction of Foreign Taxes, but no Lender shall be required to provide any form or certificate if it determines in its discretion that the provision of such form or certificate could adversely affect it or it is not legally entitled to provide such form or certificate.

         (d) Evidence of Payment of Foreign Taxes. Each Approved Borrower organized under a Foreign Jurisdiction shall furnish to the Administrative Agent, upon the request of any Lender (through the Administrative Agent), together with sufficient certified copies for distribution to each Lender requesting the same (identifying the Lenders that have so requested), original official tax receipts (or certified copies thereof) in respect of each payment of Foreign Taxes required under this Section made by such Approved Borrower or such other information, documents and receipts that the Administrative Agent or such Lender may reasonably require to establish to its satisfaction that full and timely payment has been made of all Foreign Taxes required to be paid under this Section within 30 days after the date such payment is made.

         SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

         (a) Payments by the Borrowers. Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.13, 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off, counterclaim or other deduction. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent's Account, except that payments pursuant to Sections 2.13, 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder (including facility fees, payments required under Section 2.13, and payments required under Section 2.14 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.14, which are payable in such Foreign Currency) shall be made in Dollars. Notwithstanding the foregoing, if any Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if any Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

         (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing shall be made from the Lenders, each payment of a facility fee under Section 2.10 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.07 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments (or, in the case of payment of facility fees, pro rata according to the amounts of their respective Revolving Credit Exposures); (ii) each Syndicated Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Syndicated Loans) or their respective Loans (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Syndicated Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Borrower held by them; and (iv) each payment of interest on Syndicated Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans of such Borrower then due and payable to the respective Lenders.

         (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

         (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the respective Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

         (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

         (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15 or 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13, 2.15 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.13 or 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15 or 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts payable under Section 2.14 as a result of such assignment), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15 or 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

         SECTION 2.19. Extension of Commitment Termination Date.

         (a) Requests for Extension. The Company may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not earlier than 60 days and not later than 45 days prior to the first or second anniversary of the Effective Date (herein, the "Relevant Anniversary Date"), request that the Lenders extend the Commitment Termination Date then in effect (the "Existing Commitment Termination Date") for an additional 364 days from the Existing Commitment Termination Date.

         (b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the Relevant Anniversary Date and not later than the date (the "Notice Date") that is 20 days prior to the Relevant Anniversary Date, advise the Administrative Agent whether or not such Lender agrees to such extension, and each Lender that determines not to so extend its Commitment Termination Date (a "Non-Extending Lender") shall notify the Administrative Agent (which shall notify the other Lenders) of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

         (c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender's determination under this Section
2.19 no later than the date 20 days prior to the Relevant Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

         (d) Additional Commitment Lenders. The Company shall have the right on or before the Relevant Anniversary Date to replace each Non-Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more financial institutions (each, an "Additional Commitment Lender") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Relevant Anniversary Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date).

         (e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Commitment Termination Date and the additional Commitments of the Additional Commitment Lenders shall be more than 65% of the aggregate amount of the Commitments in effect immediately prior to the Relevant Anniversary Date, then, effective as of the Relevant Anniversary Date, the Commitment Termination Date shall be extended to the date falling 364 days after the Existing Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

         (f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Commitment Termination Date pursuant to this
Section 2.19 shall not be effective with respect to any Lender unless:

                  (x) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and

                  (y) the representations and warranties of the Borrowers set forth in this Agreement are true and complete in all material respects on and as of the date of such extension as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (z) on or before the Existing Commitment Termination Date the payment required to be made to each Non-Extending Lender pursuant to paragraph (g) below shall have been made.

         (g) Payment of Non-Extending Lenders. On the Existing Commitment Termination Date, (1) the Commitment of each Non-Extending Lender shall automatically expire, (2) the Borrowers shall pay in full the principal of and interest on all of the Loans made by such Non-Extending Lender to the Borrowers hereunder and (3) the Borrowers shall pay in full all other amounts owing to such Lender hereunder.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Representations and Warranties. Each of the Company and the Approved Borrowers, as applicable, represents and warrants to the Lenders that:

         Part A. Representations and Warranties of the Company.

         SECTION 3.01. Corporate Existence. Each of the Company and its Material Subsidiaries: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation (or, in the case of a Material Subsidiary that is not a corporation, is a partnership or other entity duly organized and validly existing under the laws of its jurisdiction of organization); (b) has all requisite legal power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

         SECTION 3.02. Financial Condition. The consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2005 and the related consolidated statements of earnings, cash flow and common shareholders' equity of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche LLP, heretofore furnished to each of the Lenders, are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries as at said date and the consolidated results of their operations for the fiscal year, on said date, all in accordance with GAAP. Neither the Company nor any of its Material Subsidiaries had on said dates any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 2005, there has been no event or condition that could result in a Material Adverse Effect.

         SECTION 3.03. Litigation. Except as disclosed to the Lenders in writing prior to the date of this Agreement, the legal or arbitral proceedings, and proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Company) threatened against the Company and/or any of its Material Subsidiaries will not, in the opinion of the General Counsel of the Company, result in imposition of liability or assessment against (including seizure of) property that would result in a Material Adverse Effect.

         SECTION 3.04. No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

         SECTION 3.05. Corporate Action of the Company. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

         SECTION 3.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Company of this Agreement or for the validity or enforceability thereof.

         SECTION 3.07. Use of Loans. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan hereunder will be used to buy or carry, or to extend credit to others to buy or carry, any Margin Stock.

         SECTION 3.08. ERISA. The Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

         SECTION 3.09. Taxes. United States Federal income tax returns of the Company have been examined and closed through the fiscal year of the Company ended December 31, 1996. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries except for those being contested in good faith and for which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Material Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. If the Company is a member of an affiliated group of corporations filing consolidated returns for United States Federal income tax purposes, it is the "common parent" of such group.

         SECTION 3.10. Investment Company Act. None of the Company or any of the Approved Borrowers is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.11. Credit Agreements. Schedule II is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Material Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $150,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in Schedule II.

         SECTION 3.12. Hazardous Materials and Environmental Matters.

         (a) Licenses and Permits, Etc. The Company and each of its Material Subsidiaries have obtained all permits, licenses and other authorizations required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization could not in the aggregate reduce by more than 25% the annual tonnage capacity of the paper processing operations of the Company and its Consolidated Subsidiaries. The Company and each of its Material Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not in the aggregate reduce by more than 25% the annual tonnage capacity of the paper processing operations of the Company and its Consolidated Subsidiaries.

         (b) Compliance Review. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or hazardous substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

         SECTION 3.13. Full Disclosure. The Company has heretofore furnished to each of the Lenders a true copy of the Company's annual report to shareholders for 2005 setting forth consolidated audited financial statements for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. Except as disclosed in writing to the Lenders, the annual, quarterly and other periodic reports most recently delivered to the Lenders pursuant to this Section or Section 3.02 do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

         Part B. Representations and Warranties of the Approved Borrowers. Each Approved Borrower represents and warrants to the Lenders that:

         SECTION 3.14. Existence of Approved Borrowers. It (a) is duly organized and validly existing under the laws of the jurisdiction of its formation; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

         SECTION 3.15. No Breach. None of the execution and delivery of its Designation Letter, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of such Approved Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any agreement or instrument to which such Approved Borrower or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

         SECTION 3.16. Corporate Action. Such Approved Borrower has all necessary power and authority to execute, deliver and perform its obligations under its Designation Letter and to perform its obligations hereunder; the execution and delivery by such Approved Borrower of its Designation Letter and the performance by such Approved Borrower hereunder and thereunder have been duly authorized by all necessary action on its part; and its Designation Letter when executed and delivered by such Approved Borrower, will constitute, the legal, valid and binding obligation of such Approved Borrower, enforceable in accordance with its terms.

         SECTION 3.17. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by such Approved Borrower of its Designation Letter or for the validity or enforceability thereof.

         SECTION 3.18. Taxes on Payments of Approved Borrowers. Except as disclosed to the Lenders in writing prior to the delivery of such Approved Borrower's Designation Letter, there is no income, stamp or other tax of any country, or of any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Approved Borrower pursuant hereto, or is imposed on or by virtue of the execution, delivery or enforcement of its Designation Letter.


                                   ARTICLE IV

                                   GUARANTEE

         SECTION 4.01. Guarantee. The Guarantor hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to any Approved Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by any Approved Borrower under this Agreement pursuant to its Designation Letter, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if any Approved Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This is a guarantee of payment and not of collection.

         SECTION 4.02. Obligations Unconditional. The obligations of the Guarantor under Section 4.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity, legality or enforceability of the obligations of any Approved Borrower under this Agreement or any other agreement or instrument referred to herein or therein (including any Designation Letter), or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (including any immunity, sovereign or otherwise, to which any Approved Borrower may be entitled), it being the intent of this Section that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:

                  (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted; or

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented, or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Approved Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         SECTION 4.03. Reinstatement. The obligations of the Guarantor under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Approved Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration.

         SECTION 4.04. Subrogation. The Guarantor hereby waives all rights of subrogation or contribution, whether arising by operation of law (including any such right arising under the Bankruptcy Code, as now or hereafter in effect) or otherwise, by reason of any payment by it pursuant to the provisions of this
Article IV and further agrees that for the benefit of each of its creditors (including each Lender and the Administrative Agent) that any such payment by it of the Guaranteed Obligations of any Approved Borrower shall constitute a contribution of capital by the Guarantor to such Approved Borrower or, if evidenced by an instrument in form and substance (and containing terms of subordination) satisfactory to the Required Lenders, indebtedness subordinated in right of payment to the principal of and interest (including post-petition interest) on the Loans owing by such Approved Borrower.

         SECTION 4.05. Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of any Approved Borrower under this Agreement may be declared to be forthwith due and payable as provided in
Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Approved Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Approved Borrower) shall forthwith become due and payable by the Guarantor for purposes of said
Section 4.01.

         SECTION 4.06. Continuing Guarantee. The guarantee in this Article IV is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                                   ARTICLE V

                                   CONDITIONS

         SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

                  (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) Opinion of Counsel to the Company. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of David Stein, Senior Counsel - Treasury for the Company substantially in the form of Exhibit B-1 (and the Company hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                  (c) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, substantially in the form of Exhibit C (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

                  (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the borrowings hereunder by the Company, and its Guarantee of obligations of the Approved Borrowers, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President, Treasurer or a senior financial officer of the Company, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of
         Section 5.03.

                  (f) Termination of 2004 Credit Agreement. Evidence that the "Commitments" under and as defined in the 2004 Credit Agreement shall have been terminated and the principal of and interest on all Loans and all other amounts outstanding under the 2004 Credit Agreement shall have been paid in full.

                  (g) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.

         The effectiveness of the obligations of the Lenders to make Loans hereunder shall also be subject to the conditions precedent that:

                  (i) No Material Adverse Change. Since December 31, 2005, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries from that set forth in the respective financial statements of the Company as at said date (and the Administrative Agent shall have received a certificate to such effect from a senior financial officer of the Company).

                  (ii) Fees. The Company shall have paid such fees as it shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

         The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to 3:00 p.m., New York City time, on April 28, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 5.02. Initial Loan to any Approved Borrower. The obligations of the Lenders to make Loans hereunder to any Approved Borrower shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

                  (a) Designation Letter. A Designation Letter, duly executed by such Approved Borrower and the Company.

                  (b) Opinion of Counsel to Approved Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel for such Approved Borrower satisfactory to the Administrative Agent substantially in the form of Exhibit B-2, with such changes therein as the Administrative Agent may request to address matters of foreign law.

                  (c) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Approved Borrower, the authorization of the borrowings hereunder by such Approved Borrower and of the guarantee of the obligations of the Approved Borrower hereunder by the Company, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) Financial Statements. The financial statements of such Approved Borrower required pursuant to the fourth paragraph of such Approved Borrower's Designation Letter.

                  (e) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.

         SECTION 5.03. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) the representations and warranties of the Company in Part A of Article III (other than the last sentence of Section 3.02) shall be true and correct on and as of the date of such Borrowing;

                  (b) in the case of any Borrowing by an Approved Borrower, the representations and warranties of such Approved Borrower in Part B of
         Article III shall be true and correct on and as of the date of such Borrowing; and
                  (c) at the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Company and the respective Borrower on the date thereof as to the matters specified in the preceding sentence.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by any Obligor hereunder:

         Part A. Affirmative Covenants.

         SECTION 6.01. Financial Statements. The Company shall deliver to the Administrative Agent on behalf of the Lenders (and upon receipt thereof the Administrative Agent shall promptly deliver to the Lenders):

                  (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated statements of earnings and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company which certificate shall state that said financial statements fairly present the consolidated financial condition, results of operations and cash flows of the Company and its Consolidated Subsidiaries on a consolidated basis as of and for the periods presented in accordance with GAAP consistently applied;

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of earnings, cash flow and common shareholders' equity of the Company and its Consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an unqualified opinion thereon of Deloitte & Touche LLP or any other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year;

                  (c) promptly upon their becoming available, notices of the filing of all regular periodic reports which the Company shall have filed with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

                  (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed, provided that, where any such mailed copies shall also have been filed with the Securities and Exchange Commission, the requirements of this paragraph shall be satisfied by the Company delivering a notice of such filing with such Commission;

                  (e) promptly after the Company knows or has reason to know that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;

                  (f) as soon as available and in any event within 100 days after the end of each fiscal year of each Approved Borrower, statements of earnings, cash flow and common shareholders' equity (if any) of such Approved Borrower for such year and the related balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the financial condition and results of operations of such Approved Borrower in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year; and

                  (g) from time to time such other information regarding the business, affairs or financial condition of the Company or any of its Material Subsidiaries (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent may reasonably request (on its own behalf or on behalf of any Lender).

         The Company will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 6.08 and 6.09 as of the end of the respective quarterly fiscal period or fiscal year.

         SECTION 6.02. Litigation. The Company will promptly give to the Administrative Agent (and upon receipt thereof the Administrative Agent shall promptly give to the Lenders) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Material Subsidiaries, except any proceeding which, if adversely determined, would not have a Material Adverse Effect.

         SECTION 6.03. Corporate Existence, Etc. The Company will, and will cause each of its Material Subsidiaries to: preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided that nothing in this Section shall prohibit any transaction expressly permitted under Section 6.06); comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority if failure to comply with such requirements (i) will in the opinion of the General Counsel of the Company result in imposition of liability or assessment against (including seizure of) property in an aggregate amount (as to all such failures to comply) exceeding 10% of Consolidated Net Worth or (ii) would in the aggregate (as to all such failures to comply) reduce by more than 25% the annual tonnage capacity of the paper processing operations of the Company and its Consolidated Subsidiaries; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; provided, however, that the Company or any Subsidiary of the Company may discontinue the maintenance of a property if such discontinuance is, in the opinion of the Company, desirable in the conduct of its business and is not likely to have a Material Adverse Effect; and upon reasonable advance notice, permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent.

         SECTION 6.04. Insurance. The Company will maintain, and will cause each of its Subsidiaries to maintain, insurance underwritten by financially sound and reputable insurers, or self insurance (in accordance with normal industry practice) in such amounts and against such risks as ordinarily is carried or maintained by owners of like businesses and properties in similar circumstances.

         SECTION 6.05. Use of Proceeds. The Company will, and will cause each Approved Borrower to, use the proceeds of the Loans made to it hereunder solely for its general corporate purposes (in compliance with all applicable legal and regulatory requirements), including acquisition financing and commercial paper liquidity; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

         Part B. Negative Covenants.

         SECTION 6.06. Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Material Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, and will not permit any of its Material Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets, whether now owned or hereafter acquired (excluding any inventory or other assets sold or disposed of in the ordinary course of business). Notwithstanding the foregoing provisions of this Section:

                  (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

                  (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company;

                  (c) the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, any successor entity (if other than Company) assumes, in a manner satisfactory to the Administrative Agent, all of the Company's obligations under this Agreement (and, in that connection, delivers to the Administrative Agent such evidence of corporate authorization and opinions of counsel as are consistent with those delivered by the Company pursuant to Section 5.01 on the Effective Date and are reasonably requested by the Administrative Agent) and, in the case of a merger or consolidation of any Subsidiary, the surviving corporation is a Wholly Owned Subsidiary of the Company and (ii) after giving effect thereto no Default would exist hereunder; and

                  (d) in addition to the dispositions permitted pursuant to clauses (a) through (c) of this Section, the Company or any Subsidiary of the Company may sell or otherwise dispose of:

                           (i) all Excluded Assets (including by merger or
                  consolidation); and

                           (ii) Non-Excluded Assets (including by merger or
                  consolidation) if, after giving effect to any such sale or disposition of Non-Excluded Assets, the book value (determined at the time of sale or disposition) of such Non-Excluded Assets, together with the aggregate book value of all other Non-Excluded Assets so sold or disposed of since December 31, 2005, does not exceed 20% of Total Assets (excluding the Excluded Assets) at December 31, 2005.

         SECTION 6.07. Limitation on Liens. The Company will not, nor will it permit any of its Material Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                  (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company or any of its Material Subsidiaries, as the case may be, in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                  (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Material Subsidiaries;

                  (f) Liens on assets of Persons that become Subsidiaries of the Company after the date of this Agreement, provided that such Liens are in existence at the time the respective Persons become Subsidiaries of the Company and were not created in anticipation thereof;

                  (g) Liens upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Material Subsidiaries, each of which Liens either
         (A) existed on such property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective property; provided in the case of clause (B) that such Lien attaches to such asset within 270 days after the acquisition or completion of construction and commencement of full operations thereof; provided further that no such Lien shall extend to or cover any property of the Company or such Material Subsidiary other than the respective property so acquired and improvements thereon; and provided further, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 95% of the fair market value (as determined in good faith by a senior financial officer of the Company) of the respective property at the time it was acquired (by purchase, construction or otherwise);

                  (h) Liens on assets consisting of a capital project and rights related thereto ("Project Assets") securing Indebtedness incurred to finance the acquisition, construction or development of such Project Assets; provided that (x) such Indebtedness is non-recourse to any other assets; (y) the aggregate principal amount of Indebtedness secured by Liens permitted by this paragraph (h) may at no time exceed $200,000,000 and (z) such Liens attach to such Project Assets within two years after the initial acquisition or completion of construction or development of such Project Assets;

                  (i) Liens upon real and/or personal property of the Company or any Material Subsidiary of the Company in favor of the United States of America or any State thereof, any department, agency or instrumentality or political subdivision of the United States or any State thereof, or any bonding authority (including any authority established for the issuance of industrial revenue bonds or similar instruments) to secure partial, progress, or advance or other payments pursuant to any contract or statute or to secure Indebtedness (including, but not limited to, industrial revenue bonds and similar instruments) incurred for the purpose of refinancing all or any part of the purchase price or cost of constructing or improving such property;

                  (j) Liens on (i) accounts receivable and related contract rights, letters of credit, accounts and similar assets arising in connection with any securitization transaction, and (ii) promissory notes, regulatory and any other related assets in connection with any financing transaction, in each case whether denominated as sales or borrowings;

                  (k) Liens granted to provide security in substitution for collateral presently securing existing Indebtedness, so long as such substitute collateral does not cover any property other than the property securing such existing Indebtedness;

                  (l) Liens securing judgments up to $200,000,000 for the payment of money in an amount not resulting (whether immediately or with the passage of time) in an Event of Default under subsection (h) of Article VII;

                 (m) Liens in existence on the date hereof and listed on
         Schedule V;

                 (n) additional Liens upon property, assets or revenues created after the date hereof, provided that the aggregate outstanding Indebtedness secured thereby and incurred on and after the date hereof shall not at any time exceed 10% of Tangible Assets; and

                 (o) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property);

and provided further that the sale, mortgage or other transfer of timber in connection with an arrangement under which the Company or any of its Subsidiaries is obligated to cut such timber (or any portion thereof) in order to provide the transferee with a specified amount of money (however determined) shall not be deemed to create Indebtedness secured by a Lien hereunder.

         SECTION 6.08. Total Debt to Total Capital Ratio. The Company will not at any time permit the ratio of Total Debt to Total Capital to exceed 0.60 to 1.

         SECTION 6.09. Minimum Consolidated Net Worth. The Company will not at any time permit Consolidated Net Worth to be less than $9,000,000,000.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

         If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) Any Borrower shall default in the payment when due of any principal of any Loan; or any Borrower shall default in the payment when due of any interest on any Loan or any other amount payable by it hereunder and such default shall continue unremedied for five or more Business Days; or

                  (b) Any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness (other than (i) Indebtedness hereunder, (ii) Project Indebtedness, or (iii) Indebtedness owed by any Material Subsidiary to the Company) of the Company or any of its Material Subsidiaries aggregating $200,000,000 or more shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase or otherwise), prior to its stated maturity; or

                  (c) Any representation, warranty or certification made or deemed made herein or in any Designation Letter (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or of any Designation Letter (or thereof), shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  (d) The Company shall default in the performance of any of its obligations under any of Sections 6.06, 6.07, 6.08 or 6.09; or any Obligor shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty days after notice thereof to such Obligor (through notification to the Company) by the Administrative Agent or any Lender (through the Administrative Agent); or

                  (e) The Company or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) The Company or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Material Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 or more days; or an order for relief against the Company or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) A final judgment or judgments for the payment of money in excess of $200,000,000 in the aggregate shall be rendered by a court or courts against the Company and/or any of its Material Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Material Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) An event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall be reasonably likely in the opinion of the General Counsel of the Company to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is in excess of 10% of Consolidated Net Worth; or

                  (j) Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended, it being agreed that an employee of the Company or any Consolidated Subsidiary for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a group of persons within the meaning of said
         Section 13 or 14 solely because such employee's shares are held by a trustee under said plan) shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act, as amended) of 20% or more of the outstanding shares of stock of the Company having by the terms thereof ordinary voting power to elect (whether immediately or ultimately) a majority of the board of directors of the Company (irrespective of whether or not at the time stock of any other class or classes of stock of the Company shall have or might have voting power by reason of the happening of any contingency); or

                  (k) During any period of 24 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period or (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Article VII with respect to any Obligor, (a) the Administrative Agent may and, upon request of Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time, shall, by notice to the Company, cancel the Commitments and they shall thereupon terminate, and (b) the Administrative Agent may and, upon request of Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans (including Competitive Loans) shall, by notice to the Company, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder (including any amounts payable under Section 2.14) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Article VII with respect to any Obligor, the Commitments shall automatically be canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder (including any amounts payable under Section 2.14) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

         Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         The Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Company, to it at Office of the Controller, International Paper Company, 400 Atlantic Street, Stamford, Connecticut 06921 (Telecopy No. (203) 541-8273; Telephone No. (203) 541-8275) and
         6400 Poplar Avenue, Memphis, TN 38197 (Telecopy No. (901) 419-4955; Telephone No. (901) 419-4043); with a copy to the Office of the General Counsel, International Paper, 400 Atlantic Street, Stamford, Connecticut 06921 (Telecopy No. (203) 541-8222; Telephone No. (203) 541-8526); with a copy to the Office of the General Counsel, 6400 Poplar Avenue, Memphis, TN 38197 (Telecopy No. (901) 419-1248; Telephone No. (901) 419-3829);

                  (b) if to the Administrative Agent, to JPMCB, Loan and Agency Services - Texas, 1111 Fannin 10th Floor, Houston, Texas 77002, Attention of Carla M. Kinney (Telecopy No. (713) 750-2223; Telephone No. (713) 302-5891) and Melissa A. Rivas (Telecopy No. (713) 750-2223
         and Telephone No. (713) 750-3570); provided that, in the case of any notice that relates to a Loan denominated in a Foreign Currency, a copy thereof shall be delivered to J.P. Morgan Europe Limited, 125 London Wall, London, EC2Y-5AJ, Attention: James Beard (Telecopy No. 011-44-207-777-2360/2085; Telephone No. 011-44-207-777-2355); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Company and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Each Approved Borrower hereby agrees that any notice or other communication provided for herein to be given by or to such Approved Borrower may be given by or to the Company on behalf of such Approved Borrower in the manner specified above and neither the Administrative Agent nor any Lender shall be required to accept as effective any notice or other communication purporting to have been issued directly by an Approved Borrower (and not by the Company on behalf of such Approved Borrower).

         SECTION 9.02. Waivers; Amendments.

         (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

         (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Obligor and the Required Lenders or by each Obligor and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

                  (i) increase the Commitment of any Lender without the written consent of such Lender,

                  (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

                  (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder, or reductions of commitments, shall be applied as among the Lenders or Types or Classes of Loans, without the written consent of each Lender,

                  (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder or release the Guarantor's obligations in respect of any Approved Borrower, without the written consent of each Lender, or

                  (vi) require any Lender to make a Syndicated Loan if the amount of such Syndicated Loan would exceed such Lender's ratable share (determined in accordance with the respective Commitments of the Lenders) of the Syndicated Loans being concurrently requested to be made by the other Lenders, without the written consent of such Lender;

and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

         SECTION 9.03. Expenses; Indemnity; Damage Waiver.

         (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

         (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any environmental liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Reimbursement by Lenders. To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

         (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan or the use of the proceeds thereof.

         (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 9.04. Successors and Assigns.

         (a) Successors Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Assignments by Lenders.

                  (i) Assignments Generally. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

                           (A) the Company (such consent not to be unreasonably
                  withheld), provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

                           (B) the Administrative Agent (such consent not to be
                  unreasonably withheld).

                  (ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender
                  or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing,

                           (B) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans,

                           (C) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and

                           (D) the assignee, if it shall not be a Lender, shall
                  deliver to the Administrative Agent an Administrative Questionnaire.

                  (iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement in addition to any rights and obligations theretofore held by it as a Lender, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) Maintenance of Register. The Administrative Agent, acting for this purpose as an agent of the Obligors, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Obligors, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Obligors and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c) Participations.

                  (i) Participations Generally. Any Lender may, without the consent of the Company or the Administrative Agent sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and
         (C) the Obligors, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b), that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (ii) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Obligors, to comply with Section 2.15(e) as though it were a Lender.

         (d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by any Obligor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of such Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09. Governing Law; Jurisdiction; Etc.

         (a) Governing Law. This Agreement and each Designation Letter shall be construed in accordance with and governed by the law of the State of New York.

         (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

         (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
9.01 (and for such purpose, each Approved Borrower hereby irrevocably appoints the Company as its authorized agent to accept such service of process in New York with respect to this Agreement and its Designation Letter). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.10. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. Treatment of Certain Information; Confidentiality.

         (a) Treatment of Certain Information. Each Obligor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each Obligor hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         (b) Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this paragraph, "Information" means all information received from any Obligor relating to the Company or any of its Subsidiaries (or their business), other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13. European Monetary Union.

         (a) Definitions. As used herein, the following terms shall have the following meanings:

         "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

         "EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

         "Euros" means the single currency of Participating Member States of the European Union, which shall be an Agreed Foreign Currency and a Foreign Currency under this Agreement.

         "National Currency" means the Currency, other than the Euro, of a Participating Member State.

         "Participating Member State" means each state so described in any EMU Legislation.

         "Target Operating Day" means any day that is not (i) a Saturday or Sunday, (ii) Christmas Day or New Year's Day or (iii) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

         "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

         (b) Effectiveness of Provisions. The provisions of paragraphs (c) through (h) of this Section shall be effective on the date hereof, provided that, if and to the extent that any such provision relates to any state (or the Currency of such state) that is not a Participating Member State on the date hereof, such provision shall become effective in relation to such state (and such Currency) at and from the date on which such state becomes a Participating Member State.

         (c) Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective upon the date on which such state becomes a Participating Member State, be redenominated in Euros in accordance with EMU Legislation; provided that, if and to the extent that any EMU Legislation provides that an amount denominated either in Euros or in the National Currency of a Participating Member State and payable within the Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or in such National Currency, any party to this Agreement shall be entitled to pay or repay any such amount either in Euros or in such National Currency.

         (d) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in Euros or in a National Currency, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in Euros or in such National Currency, as the case may be) to the account of any Lender in the Principal Financial Center in the Participating Member State which such Borrower or such Lender, as the case may be, shall have specified for such purpose. For the purposes of this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments in Euros or such National Currency.

         (e) Certain Rate Determinations. For the purposes of determining the date on which the Eurocurrency Rate is determined under this Agreement for the Interest Period for any Borrowing denominated in Euros (or in any National Currency), references in this Agreement to Business Days shall be deemed to be references to Target Operating Days. In addition, if the Administrative Agent determines, with respect to the Interest Period for any Borrowing denominated in a National Currency, that there is no IBOR displayed on the Screen for deposits denominated in such National Currency, the Eurocurrency Rate for such Interest Period shall be based upon IBOR displayed on the Screen for the offering of deposits denominated in Euros.

         (f) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the Currency of any state that becomes a Participating Member State shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such Currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

         (g) Rounding. Without prejudice and in addition to any method of conversion or rounding prescribed by the EMU Legislation, each reference in this Agreement to a minimum amount, or to a multiple of a specified amount, in a National Currency to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount, or to a multiple of such reasonably comparable and convenient amount, in Euros as the Administrative Agent may from time to time reasonably specify.

         (h) Other Consequential Changes. Without prejudice to the respective liabilities of any Borrower to the Lenders and the Lenders to any Borrower under or pursuant to this Agreement, except as expressly provided in this Section, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.

         SECTION 9.14. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the "Specified Currency"), and payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Obligors under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of any Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and such Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

         SECTION 9.15. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                             INTERNATIONAL PAPER COMPANY


                                             By:
                                                 -----------------------------
                                                 Name:
                                                 Title:

                                             LENDERS
                                             -------


                                             JPMORGAN CHASE BANK, N.A.,
                                             individually and as Administrative
                                             Agent


                                             By:
                                                 -----------------------------
                                                 Name:  Peter S. Predun
                                                 Title: Vice President

                                             CITIBANK, N.A.


                                             By:
                                                 -----------------------------
                                                 Name:
                                                 Title:

                                             BNP PARIBAS


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             BANK OF AMERICA, N.A.


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             DEUTSCHE BANK AG


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             CREDIT SUISSE, CAYMAN ISLAND BRANCH


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             WILLIAM STREET CAPITAL CORPORATION


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             UBS LOAN FINANCE LLC


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             ABN AMRO BANK N.V.


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             THE BANK OF TOKYO-MITSUBISHI UFJ,
                                             LTD.


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             THE ROYAL BANK OF SCOTLAND



                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             BARCLAYS BANK PLC


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             THE BANK OF NEW YORK


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             MIZUHO CORPORATE BANK, LTD.


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             MORGAN STANLEY BANK


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             PNC BANK, NATIONAL ASSOCIATION


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             SUMITOMO MITSUI BANKING CORPORATION


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             SUNTRUST BANK


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             WACHOVIA BANK, NATIONAL ASSOCIATION


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             FORTIS CAPITAL CORPORATION


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             SOCIETE GENERALE


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             THE BANK OF NOVA SCOTIA


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             MELLON BANK


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             SANPAOLO-IMI S.P.A.


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             STATE STREET BANK & TRUST COMPANY


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             THE NORTHERN TRUST COMPANY


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                                                     SCHEDULE I


                                  Commitments

        [See definitions of "Commitment" and "Lenders" in Section 1.01]



Name of Lender                                                      Commitment
--------------                                                      ----------

JPMorgan Chase Bank N.A.                                          $111,000,000
Citibank, N.A.                                                    $111,000,000

BNP Paribas                                                        $99,000,000
Bank of America, N.A.                                              $99,000,000
Deutsche Bank AG                                                   $99,000,000

UBS Loan Finance LLC                                               $87,000,000
Credit Suisse, Cayman Island Branch                                $87,000,000
William Street Commitment Corporation                              $87,000,000

The Bank of Tokyo-Mitsubishi UFJ, Ltd.                             $66,000,000
ABN AMRO Bank N.V.                                                 $66,000,000
The Royal Bank of Scotland                                         $66,000,000

Barclays Bank PLC                                                  $45,000,000
Morgan Stanley Bank                                                $45,000,000
PNC Bank, National Association                                     $45,000,000
The Bank of New York                                               $45,000,000
Wachovia Bank, National Association                                $45,000,000
Sumitomo Mitsui Banking Corporation                                $45,000,000
SunTrust Bank                                                      $45,000,000
Mizuho Corporate Bank, Ltd.                                        $45,000,000

Fortis Capital Corporation                                         $36,000,000
Societe Generale                                                   $36,000,000

The Bank of Nova Scotia                                            $22,500,000

Mellon Bank                                                        $18,750,000
Sanpaolo-IMI S.p.A.                                                $18,750,000
State Street Bank & Trust Company                                  $18,750,000

The Northern Trust Company                                         $11,250,000

                                                          ---------------------
Total                                                           $1,500,000,000
                                                          ---------------------

                                                                    SCHEDULE II


                              Material Agreements


         List of all debt instruments or facilities of International Paper Company and its subsidiaries with outstanding balances or commitments of at least $150,000,000 as of December 31, 2005.

Issue                                                      Principal Amount

7 5/8% Note Due 2007                                       198,000,000

6 7/8% Note Due 2029                                       155,535,000

6 7/8% Note Due 2023                                       200,000,000

6 3/4% Note Due 2011                                       818,536,000

7.35% Debentures Due 2025                                  174,995,000

6.4% Debentures Due 2026                                   200,000,000

7.2% Debentures Due 2026                                   200,000,000

5.85% Note Due 2012                                        966,640,000

5.3% Note Due 2015                                         542,467,000

5.5% Note Due 2014                                         403,030,000

5.25% Note Due 2016                                        352,895,000

5 3/8% Euro Note Due 2006                                  296,101,042

3.8% Note Due 2008                                         294,190,000

4.25% Note Due 2009                                        425,365,000

4.0% Note Due 2010                                         433,175,000

Zero Coupon Convertible Note Due 2021                    1,184,665,230

Floating Note Due 2010                                     350,000,000


Subsidiaries                                             Principal Amount

IP Investments (France) Euro Floating Note Due 2009        592,452,159

IP Investments (Luxembourg) S.a.r.l. Floating
  Note Due 2010                                            700,000,000


Bank Facility                                              Outstanding

$1,250,000,000 R/C Facility Due 2009                                 -

$1,200,000,000 CP Financing Due 2007                                 -

                                                                   SCHEDULE III



                               Approved Borrowers


                       [See Definitions in Section 1.01]

                                      None

                                                                    SCHEDULE IV


                                    MCR COST
                                    --------


                     Calculation of the Mandatory Cost Rate

The Mandatory Cost Rate is an addition to the interest rate on a sum to compensate a Lender for the cost of compliance with the requirements of (a) the Bank of England and/or the Financial Services Authority (the "FSA") (or any other authority which replaces all or any of its functions) or (b) the European Central Bank .

The Mandatory Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

The Mandatory Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be the rate determined by the Administrative Agent (in consultation with the applicable Lender) (and rounded upward, if necessary, to the next 1/16th of 1%) as the rate resulting from the application (as appropriate) of the formula:

                  for Sterling sums:        XL + S(L - D) + F x 0.01
                                            ------------------------
                                                   100 - (X+S)

                  for other sums:           F x 0.01
                                            --------
                                              300

where on the day of application:

X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which the applicable Lender is required under the Bank of England Act 1998 (the "Act") to maintain, cash ratio deposits with the Bank of England;

L is the percentage rate per annum at which Sterling deposits for the relevant period are offered by the applicable Lender to leading banks in the London Interbank Market at or about 11:00 am (London time) on that day;

F is the rate of charge payable by the applicable Lender to the FSA under the Fees Regulations expressed in pounds per (pound)1 million of the Fee Base of the applicable Lender;

S is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the applicable Lender is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D is the percentage rate per annum payable by the Bank of England to the applicable Lender on Special Deposits.

(X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

The Mandatory Cost Rate attributable to a sum for any Interest Period shall be calculated at or about 11:00 am (London time) on the first day of such Interest Period for the duration of such Interest Period.

The determination of the Mandatory Cost Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Mandatory Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

     (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

     (b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to the foregoing paragraph.

If there is a change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the applicable Lender or the Administrative Agent renders or will render either formula (or any element thereof or any defined term used therein) inappropriate or inapplicable, the Administrative Agent may vary the same after notice to the Company. Any such variation shall, in the absence of manifest error, be conclusive and binding on the parties and shall apply from the date specified in such notice.

For the purposes of this Schedule:

The terms "Eligible Liabilities" and "Special Deposits" shall bear the meanings given to them under or pursuant to the Act by the Bank of England (as appropriate), on the day of the application of the formula;

"Facility Office" means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fee Base" has the meaning given to it in the Fees Regulations;

"Fees Regulations" means, as appropriate, either:

(a)  the Banking Supervision (Fees) Regulations 2001; or

(b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision.

"Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

                                                                     SCHEDULE V


                                 Existing Liens




                                      None

                                                                    SCHEDULE VI

                                Excluded Assets

1. Coated and Supercalendered Papers Business, including the coated groundwood mill and associated assets in Parana, Brazil

2.   Beverage Packaging Business, including the Pine Bluff, AR, mill

3.   Kraft Papers Business, including the Roanoke Rapids, NC, mill

4. Arizona Chemical and its Subsidiaries (and any other Subsidiary of the Company that is considered part of the business of Arizona Chemical Company on the date hereof)

5. The 6.5 million acres of U.S. forestlands owned by the Company and its Subsidiaries

6.   Wood Products Business

                                                                      EXHIBIT A

                      [Form of Assignment and Assumption]

                           ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "5-Year Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the 5-Year Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the 5-Year Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the 5-Year Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:                         ______________________________

2.       Assignee:                         ______________________________
                                           [and is an Affiliate/Approved
                                           Fund of [identify Lender](1)]

3.       Borrower:                         ______________________________



------------------

(1)  Select as applicable.

4.       Administrative Agent:             JPMorgan Chase Bank, N.A., as the
                                           administrative agent under the
                                           Credit Agreement

5.       Credit Agreement:                 The $1,500,000,000 Credit Agreement
                                           dated as of March 31, 2006 between
                                           International Paper Company, the
                                           Lenders parties thereto and JPMorgan
                                           Chase Bank, N.A., as Administrative
                                           Agent

6.       Assigned Interest:


---------------------------------------------------------------------------------------------------------------
                                 Aggregate Amount of              Amount of
                                 Commitment/Loans for          Commitment/Loans         Percentage Assigned of
Facility Assigned                   all Lenders                    Assigned              Commitment/Loans(2)
---------------------------------------------------------------------------------------------------------------
Revolving Credit Commitments    $                             $                                           %
---------------------------------------------------------------------------------------------------------------
Competitive Loans               $                             $                                           %
---------------------------------------------------------------------------------------------------------------


         Effective Date (herein, the "Effective Date"): _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                             ASSIGNOR

                                             [NAME OF ASSIGNOR]


                                             By:______________________________
                                                Title:


----------------

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

                                             ASSIGNEE

                                             [NAME OF ASSIGNEE]



                                             By:______________________________
                                                Title:

[Consented to and](3) Accepted:

JPMORGAN CHASE BANK, N.A., as
  Administrative Agent


By_________________________________
  Title:


[Consented to:](4)

INTERNATIONAL PAPER COMPANY


By________________________________
  Title:



--------------------

(3) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(4) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

                                                                        ANNEX 1


       $1,500,000,000 5-Year CREDIT AGREEMENT DATED AS OF MARCH 31, 2006

       BETWEEN INTERNATIONAL PAPER COMPANY, CERTAIN LENDERS PARTY THERETO
            AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT



                       STANDARD TERMS AND CONDITIONS FOR
                           ASSIGNMENT AND ASSUMPTION

         1. Representations and Warranties.

         1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the 5-Year Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the 5-Year Credit Agreement, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the 5-Year Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the 5-Year Credit Agreement.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the 5-Year Credit Agreement,
(ii) it satisfies the requirements, if any, specified in the 5-Year Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the 5-Year Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the 5-Year Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the 5-Year Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                    EXHIBIT B-1


                  [Form of Opinion of Counsel to the Company]

                                                                [_______], 2006

To the Lenders party to the 5-Year Credit Agreement referred to below and JPMorgan Chase Bank, N.A., as Administrative Agent


Ladies and Gentlemen:

         I have acted as counsel to International Paper Company (the "Company") in connection with the 5-Year Credit Agreement (the "5-Year Credit Agreement") dated as of March 31, 2006, between the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, providing for loans to be made by said lenders to the Company, and to Approved Borrowers (as defined therein), in an aggregate principal amount not exceeding $1,500,000,000. Terms defined in the 5-Year Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.01(b) of the 5-Year Credit Agreement.

         In rendering the opinions expressed below, I have examined the following agreements, instruments and other documents:

         (a)      the 5-Year Credit Agreement; and

         (b) such records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below.

         In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the 5-Year Credit Agreement and certificates of appropriate representatives of the Company.

         In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company):

         (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

         (ii) all signatories to such documents have been duly authorized; and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has the necessary corporate power to make and perform the 5-Year Credit Agreement, to borrow under, and to guarantee borrowings by Approved Borrowers under the 5-Year Credit Agreement. Each Material Subsidiary of the Company (with the exceptions of IP Finance (Barbados) Limited, Weldwood of Canada, IP Investment France, Inc., International Paper do Brasil Ltda and Aussedat Rey S.A., as to which at your request I express no opinion) is a corporation duly incorporated, or a partnership or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. The Company and the Material Subsidiaries of the Company are duly qualified to transact business in all jurisdictions where failure so to qualify would have a Material Adverse Effect.

                  2. The making and performance by the Company of the 5-Year Credit Agreement and the borrowings and guarantee by the Company under the 5-Year Credit Agreement have been duly authorized by all necessary legal action, and do not and will not violate any provision of law or regulation or any provision of its charter or by-laws or any other constitutive documents of the Company or result in the breach of, or constitute a default or require any consent under, any indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its properties may be bound.

                  3. The 5-Year Credit Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4. Except as disclosed to the Lenders in writing prior to the date hereof, the legal or arbitral proceedings, and proceedings by or before any governmental or regulatory authority or agency, pending or (to my knowledge) threatened against or affecting the Company and/or any of its Subsidiaries, or any properties or rights of the Company and/or any of its Subsidiaries will not result in imposition of liability or assessment against (including seizure of) property that would result in a Material Adverse Effect.

                  5. No authorizations, consents, approvals, licenses, filings or registrations with any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by the Company of the 5-Year Credit Agreement.

                  6. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

         The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 9.03 of the 5-Year Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) The enforceability of provisions in the 5-Year Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.17(d) of the 5-Year Credit Agreement, (iii) the first sentence of Section 9.09(b) of the 5-Year Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the 5-Year Credit Agreement or (iv) Section 9.14 of the 5-Year Credit Agreement.

         The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction.

         At the request of my clients, this opinion letter is, pursuant to
Section 5.01(b) of the 5-Year Credit Agreement, provided to you by me in my capacity as counsel to the Company and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the 5-Year Credit Agreement without, in each instance, my prior written consent.

                                                     Very truly yours,

                                                                    EXHIBIT B-2


             [Form of Opinion of Counsel to any Approved Borrower]


                                                           [__________,_____]


To the Lenders party to the 5-Year Credit Agreement referred to below and JPMorgan Chase Bank, N.A., as Administrative Agent


Ladies and Gentlemen:

         [I/We] have acted as counsel(5) to [Name of Approved Borrower] (the "Approved Borrower") in connection with the 5-Year Credit Agreement (the "5-Year Credit Agreement") dated as of March 31, 2006, between International Paper Company (the "Company"), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, providing for loans to be made by said lenders to the Company, and to Approved Borrowers (as defined therein), in an aggregate principal amount not exceeding $1,500,000,000. Terms defined in the 5-Year Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.02(b) of the 5-Year Credit Agreement.

         In rendering the opinions expressed below, [I/we] have examined the following agreements, instruments and other documents:

         (a)      the 5-Year Credit Agreement;

         (b)      the Designation Letter with respect to the Approved
                  Borrower; and

         (c) such records of the Approved Borrower and such other documents as [I/we] have deemed necessary as a basis for the opinions expressed below.

         In [my/our] examination, [I/we] have assumed the genuineness of all signatures, the authenticity of all documents submitted to [me/us] as originals and the conformity with authentic original documents of all documents submitted to [me/us] as copies. When relevant facts were not independently established, [I/we] have relied upon statements of governmental officials and upon representations made in or pursuant to the 5-Year Credit Agreement and certificates of appropriate representatives of the Approved Borrower.


-----------------

(5) If the Approved Borrower is a domestic Subsidiary, this opinion may be given by the counsel to the Company that renders the opinion set forth in Exhibit B-1, who may rely on an opinion of local counsel to the Approved Borrower in the jurisdiction of incorporation of the Approved Borrower. If the Approved Borrower is a foreign Subsidiary, this opinion must be given by counsel, satisfactory to the Administrative Agent, that is admitted to practice in the jurisdiction of incorporation of the Approved Borrower.

         In rendering the opinions expressed below, [I/we] have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Approved Borrower):

         (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

         (ii) all signatories to such documents have been duly authorized; and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as [I/we] have deemed necessary as a basis for the opinions expressed below, [I am/we are] of the opinion that:

                  1. The Approved Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [State/Country] and has the necessary corporate power to make and perform its obligations under its Designation Letter, the 5-Year Credit Agreement and to borrow under the 5-Year Credit Agreement.

                  2. The making and performance by the Approved Borrower of its Designation Letter (and the assumption therein of obligations under the 5-Year Credit Agreement) and the borrowings by the Approved Borrower under the 5-Year Credit Agreement have been duly authorized by all necessary legal action, and do not and will not violate any provision of law or regulation or any provision of its charter or by-laws or any other constitutive documents of the Approved Borrower or result in the breach of, or constitute a default or require any consent under, any indenture or other agreement or instrument to which the Approved Borrower or any of its Subsidiaries is a party or by which the Approved Borrower or any of its Subsidiaries or its properties may be bound.

                  3. Its Designation Letter (and, pursuant to the assumption under such Designation letter, the 5-Year Credit Agreement) each constitutes the legal, valid and binding obligation of the Approved Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4. No authorizations, consents, approvals, licenses, filings or registrations with, any governmental or regulatory authority or agency in [State/Country] are required in connection with the execution, delivery or performance by the Approved Borrower of its Designation letter (or of the 5-Year Credit Agreement obligations assumed therein).

                  5. In any action or proceeding in any court in [State/Country] arising out of or relating to the 5-Year Credit Agreement, the Designation Letter of the Approved Borrower, such court would recognize and give effect to the provisions of Section 9.09 of the 5-Year Credit Agreement wherein the parties thereto agree that the 5-Year Credit Agreement and each Designation Letter shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

                  6. The appointment by the Approved Borrower of the Company as its agent to accept service of process pursuant to Section 9.09(d) of the 5-Year Credit Agreement and the Designation Letter is a valid appointment and the empowerment of the Company to act as the Approved Borrower's representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including notices of borrowing under Article II of the 5-Year Credit Agreement) in the Approved Borrower's Designation Letter is a valid and binding empowerment.

                  7. It is not necessary under the laws of [State/Country] (i) in order to enable the Administrative Agent or any Lender to enforce its rights under the 5-Year Credit Agreement, or (ii) by reason of the execution, delivery or performance of the Designation Letter of the Approved Borrower or the 5-Year Credit Agreement that the Administrative Agent or any Lender should be licensed, qualified or entitled to carry on business in [State/Country].

                  8. Neither the Administrative Agent nor any Lender is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in [State/Country] by reason only of the execution, delivery, performance or enforcement of the 5-Year Credit Agreement or the Designation Letter of the Approved Borrower.

                  9. If any judgment of a court in or of the State of New York were rendered against the Approved Borrower in connection with any action arising out of or relating to the 5-Year Credit Agreement or the Designation Letter of the Approved Borrower, such judgment would be recognized and could be sued upon in the courts of [State/Country], and such courts would grant a judgment which would be enforceable against the Approved Borrower in [State/Country] without any retrial or reexamination of the merits of the original action[, provided that the requirements of [insert relevant statutory provisions] are met].

                  [10. Except as described in writing to the Lenders prior to the date of delivery of the Approved Borrower's Designation Letter, there is no income, stamp or other tax of any country, or of any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Approved Borrower pursuant to the 5-Year Credit Agreement, or is imposed on or by virtue of the execution, delivery or enforcement of its Designation Letter. The Approved Borrower is permitted to make all payments pursuant to the 5-Year Credit Agreement free and clear of all taxes, and no such payment in the hands of any Lender will be subject to any tax.

                  11. Neither the Approved Borrower nor any of its property has any immunity (sovereign or otherwise) from jurisdiction of any [Country] court or set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of [Country]

                  12. To ensure the legality, validity, enforceability or admissibility in evidence in [Country] of the 5-Year Credit Agreement or the Designation Letter of the Approved Borrower, it is not necessary that the 5-Year Credit Agreement, such Designation Letter or any other document be filed or recorded with any court or other authority in [Country] or that any stamp or similar tax be paid on or in respect of the 5-Year Credit Agreement, such Designation Letter or any other document [other than such filings and recordations that have already been made and such stamp or similar taxes that have already been paid.](6)

         [The foregoing opinions are subject to the following comments and qualifications:

         (A) The enforceability of Section 9.03 of the 5-Year Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and
(ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

         (B) The enforceability of provisions in the 5-Year Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

         [(C) [I/We] express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.17(d) of the 5-Year Credit Agreement, (iii) the first sentence of Section 9.09(b) of the 5-Year Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the 5-Year Credit Agreement or (iv) Section 9.14 of the 5-Year Credit Agreement.](7)

         The foregoing opinions are limited to matters involving the law of [State/Country], and [I/we] do not express any opinion as to the laws of any other jurisdiction.

         At the request of [my/our] clients, this opinion letter is, pursuant to Section 5.02(b) of the 5-Year Credit Agreement, provided to you by [me/us] in [my/our] capacity as counsel to the Approved Borrower and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the 5-Year Credit Agreement without, in each instance, [my/our] prior written consent.

                                                     Very truly yours,

-----------------

(6)  Insert paragraphs 10, 11 and 12 if the Approved Borrower is not a U.S.
     Person.

(7)  Insert if the Approved Borrower is a domestic Subsidiary.

                                                                      EXHIBIT C


      [Form of Opinion of Special New York Counsel to JPMorgan Chase Bank]


                                                         [________] [  ], 2006


To the Lenders party to the 5-Year Credit Agreement referred to below and JPMorgan Chase Bank, N.A., as Administrative Agent


Ladies and Gentlemen:

         We have acted as special New York counsel to JPMorgan Chase Bank ("JPMCB") in connection with the 5-Year Credit Agreement (the "5-Year Credit Agreement") dated as of March 31, 2006, between International Paper Company (the "Company"), the lenders party thereto and JPMCB, as Administrative Agent, providing for loans to be made by said lenders to the Company, and to the Approved Borrowers (as defined therein), in an aggregate principal amount not exceeding $1,500,000,000. Terms defined in the 5-Year Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to
Section 5.01(c) of the 5-Year Credit Agreement.

         In rendering the opinions expressed below, we have examined the 5-Year Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the 5-Year Credit Agreement.

         In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

         (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

         (ii) all signatories to such documents have been duly authorized; and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the 5-Year Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the 5-Year Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

         The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 9.03 of the 5-Year Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) The enforceability of provisions in the 5-Year Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.17(d) of the 5-Year Credit Agreement, (iii) Section 9.09(b) of the 5-Year Credit Agreement, insofar as such Section relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the 5-Year Credit Agreement,
         (iv) Section 9.09(c) of the 5-Year Credit Agreement insofar as such Section relates to the waiver of inconvenient forum with respect to proceedings in the United States District Court for the Southern District New York or (v) Section 9.14 of the 5-Year Credit Agreement.

         We wish to point out that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any Foreign Currency would be rendered in such Foreign Currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of such judgment and (ii) a judgment rendered by a United States Federal court in the State of New York in respect of an obligation denominated in a Foreign Currency may be expressed in Dollars (provided that we express no opinion as to the rate of exchange such court would apply).

         The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

         At the request of our client, this opinion letter is, pursuant to
Section 5.01(c) of the 5-Year Credit Agreement, provided to you by us in our capacity as special New York counsel to JPMCB and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the 5-Year Credit Agreement without, in each instance, our prior written consent.

                                                     Very truly yours,

[Opining and Consultant
  Partner's initials]

                                                                    EXHIBIT D-1


                          [Form of Designation Letter]

                                                          [__________, ____]

To JPMorgan Chase Bank, N.A., as Administrative
Agent party to the 5-Year Credit Agreement referred to below

Ladies and Gentlemen:

         We make reference to the 5-Year Credit Agreement (the "5-Year Credit Agreement") dated as of March 31, 2006 between International Paper Company (the "Company"), the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the 5-Year Credit Agreement are used herein as defined therein.

         Subject to the approval of the Lenders (to be evidenced by your signing at the place below indicated and returning to the Company the enclosed copy of this letter) the Company hereby designates _________________ (the "Approved Borrower"), a Wholly Owned Consolidated Subsidiary of the Company, a corporation duly incorporated under the laws of [State/Country], as an Approved Borrower in accordance with Section 2.01(b) of the 5-Year Credit Agreement until such designation is terminated in accordance with said Section 2.01(b).

         The Approved Borrower hereby accepts the above-designation and hereby expressly and unconditionally accepts the obligations of a Borrower under the 5-Year Credit Agreement, adheres to the 5-Year Credit Agreement and agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this letter, it shall be a Borrower for purposes of the 5-Year Credit Agreement and agrees to be bound by and to perform and comply with the terms and provision of the 5-Year Credit Agreement applicable to it as if it had originally executed the 5-Year Credit Agreement. The Approved Borrower hereby authorizes and empowers the Company to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including notices of borrowing under Article II of the 5-Year Credit Agreement) and other communications in connection with the 5-Year Credit Agreement and the transactions contemplated thereby and further agrees that the Administrative Agent and the Lenders may conclusively rely on the foregoing authorization.

         The Approved Borrower hereby submits with this Designation Letter, the statements of earnings, cash flow and common shareholders' equity (if any) of the Approved Borrower for each of the most recently completed fiscal quarter and the most recently completed fiscal year of the Approved Borrower and the related balance sheets as at the end of such quarter and such year, respectively; and the Company and the Approved Borrower each hereby certifies that the said financial statements fairly present the financial condition and results of the operations of such Approved Borrower in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such quarter and such year, respectively.

         The Company hereby represents and warrants to the Administrative Agent and the Lenders that, before and after giving effect to this Designation Letter, (i) the representations and warranties set forth in Part A of Article III of the 5-Year Credit Agreement are true and correct on the date hereof as if made on and as of the date hereof and (ii) no Default has occurred and is continuing.

         The Approved Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Designation Letter, the representations and warranties set forth in Part B of
Article III of the 5-Year Credit Agreement are true and correct on the date hereof.

         The Approved Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Designation Letter or the 5-Year Credit Agreement, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The Approved Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Approved Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Designation Letter or the 5-Year Credit Agreement in any court referred to above. The Approved Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Approved Borrower irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the 5-Year Credit Agreement (and for such purpose, the Approved Borrower hereby irrevocably appoints the Company as its authorized agent to accept such service of process in New York with respect to this Designation Letter and the 5-Year Credit Agreement).

         The Approved Borrower hereby instructs its counsel to deliver to the Lenders and the Administrative Agent the opinion referred to in Section 5.02(b) of the 5-Year Credit Agreement.

         THE APPROVED BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DESIGNATION LETTER OR THE 5-Year CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE APPROVED BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THE 5-Year CREDIT AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND SUCH OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS DESIGNATION LETTER AND THE 5-Year CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.


                                           INTERNATIONAL PAPER COMPANY


                                           By: ____________________________
                                               Title:


                                           [APPROVED BORROWER]


                                           By: ____________________________
                                               Title:

Consent and Agree:

JPMORGAN CHASE BANK, N.A.
  as Administrative Agent


By: ____________________________
    Title:

                                                                    EXHIBIT D-2


                          [Form of Termination Letter]


                                                         [___________, ____]

To JPMorgan Chase Bank, N.A., as Administrative
Agent party to the 5-Year Credit Agreement referred to below

Ladies and Gentlemen:

         We make reference to the 5-Year Credit Agreement (the "5-Year Credit Agreement") dated as of March 31, 2006 between International Paper Company (the "Company"), the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the 5-Year Credit Agreement are used herein as defined therein.

         The Company hereby terminates the status as an Approved Borrower of __________, a corporation incorporated under the laws of [State/Country], in accordance with Section 2.01(b) of the 5-Year Credit Agreement, effective as of the date of receipt of this notice by the Administrative Agent. The undersigned hereby represent and warrant that all principal of and interest on all Loans of the above-referenced Approved Borrower and all other amounts payable by such Approved Borrower pursuant to the 5-Year Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Termination Letter shall not affect any obligation which by the terms of the 5-Year Credit Agreement survives termination hereof.

                                             INTERNATIONAL PAPER COMPANY


                                             By: ____________________________
                                                 Title